Exhibit 4.5

1. Date of Agreement 28th May 2020 HULL S865 tbn ECO WEST COAST
2.	Owner (name, place of registered office and law of registry) (Cl. 1) ROMAN EMPIRE INC.	3.	Managers (name, place of registered office and law of registry) (Cl. 1) CENTRAL SHIPPING INC.
	Name The Trust Company Complex, Ajeltake Road , Ajeltake Island, Majuro, Marshall Islands		Name The Trust Company Complex, Ajeltake Road , Ajeltake Island, Majuro, Marshall Islands
	Place of registered office Marshall Islands		Place of registered office Marshall Islands

	Law of registry		Law of registry
4. Day and year of commencement of Agreement (Cl. 2) 28th May 2020
	5. Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES		6. Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES
	7. Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) YES		8. Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES
	9. Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) YES		10. Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) YES
	11. Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES		12. Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) YES
	13. Chartering Services (only to be filled in if “yes” stated in box 7) (Cl . 3.3(i)) FOR THE ENTIRE DURATION OF THIS AGREEMENT		14. Managers’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) ( i )
	15. Annual Management Fee (state annual amount) (Cl. 8.1) AS PER ANNEX “E”		16. Severance Costs (state maximum amount) (Cl. 8.4(ii)) AT COST AS PER SEAMEN COLLECTIVE AGREEMENT
	17. Day and year of termination of Agreement (Cl. 17) Duration 5 years, automatically renewed.		18. Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) AS PER CLAUSE 19.1

19. Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Owners) (Cl. 20)

TOP SHIPS INC.

1, Vas.Sofias & Meg. Alexandrou Str.,

15124, Maroussi, Athens, Greece

E-mail :

Fax :

20. Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

CENTRAL SHIPPING INC.

c/o CENTRAL MARE INC.

1, Vas. Sofias & Meg. Alexandrou Str.,

15124, Maroussi, Athens, Greece

E-mail:

Fax :

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details of Crew), “C” (Budget), and “D” (Associated Vessels) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C” and “D” shall prevail over those of PART II to the extent of such conflict but no further.

	Signature(s) (Owners) ROMAN EMPIRE INC. /s/ Evangelos Ikonomou, Evangelos Ikonomou		Signature(s) (Managers) CENTRAL SHIPPING INC. /s/ Andreas M. Louka Andreas M. Louka, Attorney-in-fact

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "A" (DETAILS OF VESSEL OR VESSELS) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	28th May 2020

Name of Vessel(s):	Hull Number S865 tbn ECO WEST COAST

 Particulars of Vessel:

Printed by BIMCO’s idea	TYPE OF VESSEL	Oil Carrier
	HULL TYPE	Double Hull
	IMO NUMBER	9902811
	FLAG	Marshall Islands
	YEAR & PLACE BUILT	2021 at Hyundai Shipyard, Korea
	CLASS SOCIETY	ABS
	CALL SIGN	tba
	LOA, BREADTH, DEPTH	274 M / 48 M / 23,2 M
	SDWT - DRAFT	157,668 MT @ 17.15 M

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "B" (DETAILS OF CREW) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	28th May 2020

Details of Crew:

Printed by BIMCO’s idea	Rank	Number	Nationality

	Master	1	Filipino
	Chief Officer	1	Filipino
	Second Officer	1	Filipino
	Third Officer	1	Filipino
	Chief Engineer	1	Filipino
	Second Engineer	1	Filipino
	Third Engineer	1	Filipino
	Electrician	1	Filipino
	Pumpman	1	Filipino
	Bosun	1	Filipino
	Able Seaman	3	Filipino
	Ordinary Seaman	2	Filipino
	Deck Cadet	1	Filipino
	Oiler	1	Filipino
	Wiper	1	Filipino
	Engine Cadet	1	Filipino
	Cook	1	Filipino
	Mess Boy	2	Filipino
	CREW TOTAL	22

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "C" (ANNUAL MANAGEMENT BUDGET)

TO THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	28th May 2020

Managers Budget in USD effective from the first year of operations.

Table TBA

Printed by BIMCO’s idea

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "D" (ASSOCIATED VESSELS) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement:	28th May 2020

Details of Associated Vessels:

Printed by BIMCO’s idea	Hull S865 tbn ECO WEST COAST

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX E (Management Fees)

Duration of Contract Services and Relevant Fees:

Five (5) years, automatically renewed.

•      USD 550 per day per vessel for Technical and Commercial, Crew Management, Insurance, Provisions and Bunkering.

Applicable 3 months prior delivery from the yard.

•      Accounting, Reporting, Legal and Administrative Services at cost.

Fee Annual Increase:	Based on total percentage increase in the U.S. Consumer Price Index over the previous year, but not less than 2% and not more than 5%.
Commission on all hires / gross freight /demurrage: Sales and Purchase Commission: N/B Construction – Supervision Fee:	1.25% 1% of the Sale or the Purchase Price or the Contract Price of the Newbuilding Contract. 7% of actual cost.
Managers’ Superintendent’s Fee beyond 10 days per annum:	USD 500 per day, plus actual expenses.
Notice of Termination: Termination Fees:	18 months Fees for 12 months.

1.	Manager shall be entitled to receive additional remuneration for any increase in administrative costs and expenses resulting from the introduction of a new, or a change in the interpretation of applicable laws and regulations, or concerning ship management services.
2.	Owners to pay the deductible of any insurance claim relating to the vessels, or for any claim that is within such deductible range. All insurance related rebates to be for the benefit of the Manager.
3.	Owners to pay any tax, dues, or ransom in a case of piracy, or fines imposed on vessel or Manager, due to the operation of the vessel.
4.	The above management fees are agreed on the basis of the number of the associated vessels as per ANNEX D of this agreement.

PART II

"SHIPMAN 98" Standard Ship Management Agreement

1 Definitions	1	for the duties for which they are engaged and are in possession	66
In this Agreement save where the context otherwise requires,	2	of valid medical certificates issued in accordance with	67
the following words and expressions shall have the meanings	3	appropriate flag State requirements. In the absence of	68
hereby assigned to them.	4	applicable flag State requirements the medical certificate shall	69
"Owners" means the party identified in Box 2.	5	be dated not more than three months prior to the respective	70
"Managers" means the party identified in Box 3.	6	Crew members leaving their country of domicile and	71
"Vessel" means the vessel or vessels details of which are set	7	maintained for the duration of their service on board the Vessel;	72
out in Annex "A" attached hereto.	8	(iv) ensuring that the Crew shall have a command of the English	73
"Crew" means the Master, officers and ratings of the numbers,	9	language of a sufficient standard to enable them to perform	74
rank and nationality specified in Annex "B" attached hereto.	10	their duties safely;	75
"Crew Support Costs" means all expenses of a general nature	11	(v) arranging transportation of the Crew, including repatriation;	76
which are not particularly referable to any individual vessel for	12	(vi) training of the Crew and supervising their efficiency;	77
the time being managed by the Managers and which are incurred	13	(vii) conducting union negotiations;	78
by the Managers for the purpose of providing an efficient and	14	(viii) operating the Managers' drug and alcohol policy unless	79
economic management service and, without prejudice to the	15	otherwise agreed.	80
generality of the foregoing, shall include the cost of crew standby	16	3.2 Technical Management	81
pay, training schemes for officers and ratings, cadet training	17	(only applicable if agreed according to Box 6)	82
schemes, sick pay, study pay, recruitment and interviews.	18	The Managers shall provide technical management which	83
"Severance Costs" means the costs which the employers are	19	includes, but is not limited to, the following functions:	84
legally obliged to pay to or in respect of the Crew as a result of	20	(i) provision of competent personnel to supervise the	85
the early termination of any employment contract for service on	21	maintenance and general efficiency of the Vessel;	86
the Vessel.	22	(ii) arrangement and supervision of dry dockings, repairs,	87
"Crew Insurances" means insurances against crew risks which	23	alterations and the upkeep of the Vessel to the standards	88
shall include but not be limited to death, sickness, repatriation,	24	required by the Owners provided that the Managers shall	89
injury, shipwreck unemployment indemnity and loss of personal	25	be entitled to incur the necessary expenditure to ensure	90
effects.	26	that the Vessel will comply with the law of the flag of the	91
"Management Services" means the services specified in sub-	27	Vessel and of the places where she trades, and all	92
clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28	requirements and recommendations of the classification	93
"ISM Code" means the International Management Code for the	29	society;	94
Safe Operation of Ships and for Pollution Prevention as adopted	30	(iii); Arrangement of the supply of necessary stores, spares and
by the International Maritime Organization (IMO) by resolution	31	lubricating oil;	96
A.741(18) or any subsequent amendment thereto.	32	(iv) appointment of surveyors and technical consultants as the	97
"STCW 95" means the International Convention on Standards	33	Managers may consider from time to time to be necessary;
of Training, Certification and Watchkeeping for Seafarers, 1978,	34	(v) development, implementation and maintenance of a Safety	99
as amended in 1995 or any subsequent amendment thereto.	35	Management System (SMS) in accordance with the ISM	100
2 Appointment of Managers	36	Code (see sub-clauses 4,2 and 5;3).
With effect from the day and year stated in Box 4 and continuing	37	3.3 Commercial Management	102
unless and until terminated as provided herein, the Owners	38	(only applicable if agreed according to Box 7)	103
hereby appoint the Managers and the Managers hereby agree	39	The Managers shall provide the commercial operation of the	104
to act as the Managers of the Vessel.	40	Vessel, as required by the Owners, which includes, but is not	105
3 Basis of Agreement	41	limited to, the following functions:	106
Subject to the terms and conditions herein provided, during the	42	(i) providing chartering services in accordance with the Owners'	107
period of this Agreement, the Managers shall carry out	43	instructions which include, but are not limited to, seeking	108
Management Services in respect of the Vessel as agents for	44	and negotiating employment for the Vessel and the conclusion	109
and on behalf of the Owners. The Managers shall have authority	45	(including the execution thereof) of charter parties or other	110
to take such actions as they may from time to time in their absolute	46	contracts relating to the employment of the Vessel. If such a	111
discretion consider to be necessary to enable them to perform	47	contract exceeds the period stated in Box 13. consent thereto	112
this Agreement in accordance with sound ship management	48	in writing shall first be obtained from the Owners.	113
practice.	49	(ii) arranging of the proper payment to Owners or their nominees	114
3.1 Crew Management	50	of all hire and/or freight revenues or other moneys of	115
(only applicable if agreed according to Box 5)	51	whatsoever nature to which Owners may be entitled arising	116
The Managers shall provide suitably qualified Crew for the Vessel	52	out of the employment of or otherwise in connection with the	117
as required by the Owners in accordance with the STCW 95	53	Vessel.	118
requirements, provision of which includes but is not limited to	54	(iii) providing voyage estimates and accounts and calculating of	119
the following functions:	55	hire, freights, demurrage and/or despatch moneys due from	120
(i) selecting and engaging the Vessel's Crew, including payroll	56	or due to the charterers of the Vessel;	121
arrangements, pension administration, and insurances for	57	(iv) issuing of voyage instructions;	122
the Crew other than those mentioned in Clause 6:	58	(v) appointing agents;	123
(ii) ensuring that the applicable requirements of the law of the	59	(vi) appointing stevedores;	124
flag of the Vessel are satisfied in respect of manning levels,	60	(vii)arranging surveys associated with the commercial operation	125
rank, qualification and certification of the Crew and	61	of the Vessel.	126
employment regulations including Crew's tax, social	62	3.4 Insurance Arrangements	127
insurance, discipline and other requirements;	63	(only applicable if agreed according to Box 8)	128
(iii) ensuring that all members of the Crew have passed a medical	64	The Managers shall arrange insurances in accordance with	129
examination with a qualified doctor certifying that they are fit	65	Clause 6, on such terms and conditions as the Owners shall	130
		have instructed or agreed, in particular regarding conditions,	131

PART II

"SHIPMAN 98" Standard Ship Management Agreement

insured values, deductibles and franchises.	132	6 Insurance Policies	193
3.5 Accounting Services	133	The Owners shall procure, whether by instructing the Managers	194
(only applicable if agreed according to Box 9)	134	under sub-clause 3.4 or otherwise, that throughout the period of	195
The Managers shall:	135	this Agreement:	196
(i) establish an accounting system which meets the	136	6.1 at the Owners' expense, the Vessel is insured for not less	197
requirements of the Owners and provide regular accounting	137	than her sound market value or entered for her full gross tonnage,	198
services, supply regular reports and records,	138	as the case may be for:	199
(ii) maintain the records of all costs and expenditure incurred	139	(i) usual hull and machinery marine risks (including crew	200
as well as data necessary or proper for the settlement of	140	negligence) and excess liabilities;	201
accounts between the parties.	141	(ii) protection and indemnity risks (including pollution risks and	202
		Crew Insurances); and	203
3.6 Sale or Purchase of the Vessel	142	(iii) war risks (including protection and indemnity and crew risks)	204
(only applicable if agreed according to Box 10)	143	in accordance with the best practice of prudent owners of	205
The Managers shall, in accordance with the Owners' instructions,	144	vessels of a similar type to the Vessel, with first class insurance	206
supervise the sale or purchase of the Vessel, including the	145	companies, underwriters or associations ("the Owners'	207
performance of any sale or purchase agreement, but not	146	Insurances");	208
negotiation of the same.	147	6.2 all premiums and calls on the Owners' Insurances are paid	209
3.7 Provisions (only applicable if agreed according to Box 11)	148	promptly by their due date,	210
The Managers shall arrange for the supply of provisions.	149	6.3 the Owners' Insurances name the Managers and, subject	211
3.8 Bunkering (only applicable if agreed according to Box 12)	150	to underwriters' agreement, any third party designated by the	212
The Managers shall arrange for the provision of bunker fuel of the	151	Managers as a joint assured, with full cover, with the Owners	213
quality specified by the Owners as required for the Vessel's trade.	152	obtaining cover in respect of each of the insurances specified in	214
4 Managers' Obligations	153	sub-clause 6.1:	215
4.1 The Managers undertake to use their best endeavours to	154	(i) on terms whereby the Managers and any such third party	216
provide the agreed Management Services as agents for and on	155	are liable in respect of premiums or calls arising in connection	217
behalf of the Owners in accordance with sound ship management	156	with the Owners' Insurances; or	218
practice and to protect and promote the interests of the Owners in	157	(ii) if reasonably obtainable, on terms such that neither the	219
all matters relating to the provision of services hereunder.	158	Managers nor any such third party shall be under any	220
Provided, however, that the Managers in the performance of their	159	liability in respect of premiums or calls arising in connection	221
management responsibilities under this Agreement shall be entitled	160	with the Owners' Insurances; or	222
to have regard to their overall responsibility in relation to all vessels	161	(iii) on such other terms as may be agreed in writing.	223
as may from time to time be entrusted to their management and	162	Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
in particular, but without prejudice to the generality of the foregoing,	163	blank then (i) applies.	225
the Managers shall be entitled to allocate available supplies,	164	6.4 written evidence is provided, to the reasonable satisfaction	226
manpower and services in such manner as in the prevailing	165	of the Managers, of their compliance with their obligations under	227
circumstances the Managers in their absolute discretion consider	166	Clause 6 within a reasonable time of the commencement of	228
to be fair and reasonable.	167	the Agreement, and of each renewal date and, if specifically	229
4.2 Where the Managers are providing Technical Management	168	requested, of each payment date of the Owners' Insurances.	230
in accordance with sub-clause 3.2, they shall procure that the	169	7 Income Collected and Expenses Paid on Behalf of Owners	231
requirements of the law of the flag of the Vessel are satisfied and	170	7.1 All moneys collected by the Managers under the terms of	232
they shall in particular be deemed to be the "Company" as defined	171	this Agreement (other than moneys payable by the Owners to	233
by the ISM Code, assuming the responsibility for the operation of	172	the Managers) and any interest thereon shall be held to the	234
the Vessel and taking over the duties and responsibilities imposed	173	credit of the Owners in a separate bank account.	235
by the ISM Code when applicable.	174	7.2 All expenses incurred by the Managers under the terms	236
5 Owners' Obligations	175	of this Agreement on behalf of the Owners (including expenses	237
5.1 The Owners shall pay all sums due to the Managers punctually	176	as provided in Clause 8) may be debited against the Owners	238
in accordance with the terms of this Agreement.	177	in the account referred to under sub-clause 7J. but shall in any	239
5.2 Where the Managers are providing Technical Management	178	event remain payable by the Owners to the Managers on	240
in accordance with sub-clause 3.2, the Owners shall:	179	demand.	241
(i) procure that all officers and ratings supplied by them or on	180	8 Management Fee	242
their behalf comply with the requirements of STCW 95;	181	8.1 The Owners shall pay to the Managers for their services	243
(ii) instruct such officers and ratings to obey all reasonable orders	182	as Managers under this Agreement an annual management	244
of the Managers in connection with the operation of the	183	fee as stated in Box 15 which shall be payable by equal	245
Managers' safety management system.	184	monthly instalments in advance, the first instalment being	246
5.3 Where the Managers are not providing Technical Management	185	payable on the commencement of this Agreement (see Clause	247
in accordance with sub-clause 3.2, the Owners shall procure that	186	2 and Box 4) and subsequent instalments being payable every	248
the requirements of the law of the flag of the Vessel are satisfied	187	month.	249
and that they, or such other entity as may be appointed by them	188	~~8.2~~ The management fee shall be subject to an annual review	250
and identified to the Managers, shall be deemed to be the	189	~~on the anniversary date of the Agreement and the proposed~~	251
"Company" as defined by the ISM Code assuming the responsibility	190	~~fee shall be presented in the annual budget referred to in sub-~~	252
for the operation of the Vessel and taking over the duties and	191	~~Clause 9.1~~  Please refer to Annex E (Management Fees)	253
responsibilities imposed by the ISM Code when applicable.	192	8.3 The Managers shall, at no extra cost to the Owners, provide	254
		their own office accommodation, office staff, facilities and	255
		stationery. Without limiting the generality of Clause 7 the Owners	256
		shall reimburse the Managers for postage and communication	257
		expenses, travelling expenses, and other out of pocket	258
		expenses properly incurred by the Managers in pursuance of	259

PART II

"SHIPMAN 98" Standard Ship Management Agreement

the Management Services.	260	11. Responsibilities	325
~~8.4 In the event of the appointment of the Managers being~~	~~261~~	11.1 Force Majeure - Neither the Owners nor the Managers	326
~~terminated by the Owners or the Managers in accordance with~~	~~262~~	shall be under any liability for any failure to perform any of their	327
~~the provisions of Clauses 17 and .18 other than by reason of~~	~~263~~	obligations hereunder by reason of any cause whatsoever of	328
~~default by the Managers, or if the Vessel is lost, sold or otherwise~~	~~264~~	any nature or kind beyond their reasonable control.	329
~~disposed of, the "management fee" payable to the Managers~~	~~265~~	11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
~~according to the provisions of sub-clause 8.1.. shall continue to~~	~~266~~	11.1, the Managers shall be under no liability whatsoever to the	331
~~be payable for a further period of three calendar months as~~	~~267~~	Owners for any loss, damage, delay or expense of whatsoever	332
~~from the termination date. In addition, provided that the~~	~~268~~	nature, whether direct or indirect, (including but not limited to	333
~~Managers provide Crew for the Vessel in accordance with sub-~~	~~269~~	loss of profit arising out of or in connection with detention of or	334
~~clause 3.1~~:	~~270~~	delay to the Vessel) and howsoever arising in the course of	335
~~(i) the Owners shall continue to pay Crew Support Costs during~~	~~271~~	performance of the Management Services UNLESS same is	336
~~the said further period of three calendar months and~~	~~272~~	proved to have resulted solely from the negligence, gross	337
~~(ii) the Owners shall pay an equitable proportion of any~~	~~273~~	negligence or wilful default of the Managers or their employees,	338
~~Severance Costs which may materialize, not exceeding~~	~~274~~	or agents or sub-contractors employed by them in connection	339
~~the amount stated in Box 16~~.	275	with the Vessel, in which case (save where loss, damage, delay	340
Please refer to Annex E (Management Fees)		or expense has resulted from the Managers' personal act or	341
8.5 If the Owners decide to lay-up the Vessel whilst this	276	omission committed with the intent to cause same or recklessly	342
Agreement remains in force and such lay-up lasts for more	277	and with knowledge that such loss, damage, delay or expense	343
than three months, an appropriate reduction of the management	278	would probably result) the Managers' liability for each incident	344
fee for the period exceeding three months until one month	279	or series of incidents giving rise to a claim or claims shall never	345
before the Vessel is again put into service shall be mutually	280	exceed a total of ten times the annual management fee payable	346
agreed between the parties.	281	hereunder.	347
8.6 Unless otherwise agreed in writing all discounts and	282	(ii) Notwithstanding anything that may appear to the contrary in	348
commissions obtained by the Managers in the course of the	283	this Agreement, the Managers shall not be liable for any of the	349
management of the Vessel shall be credited to the Owners.	284	actions of the Crew, even if such actions are negligent, grossly	350
9. Budgets and Management of Funds	285	negligent or wilful, except only to the extent that they are shown	351
The Managers shall present to the Owners annually a	286	to have resulted from a failure by the Managers to discharge	352
budget for the following twelve months in such form as the	287	their obligations under sub-clause 3.1, in which case their liability	353
Owners require. The budget for the first year hereof is set out	288	shall be limited in accordance with the terms of this Clause 11.	354
in Annex "C" hereto. Subsequent annual budgets shall be	289	11.3 Indemnity - Except to the extent and solely for the amount	355
prepared by the Managers and submitted to the Owners not	290	therein set out that the Managers would be liable under sub-	356
less than three months before the anniversary date of the	291	clause 11.2, the Owners hereby undertake to keep the Managers	357
commencement of this Agreement (see Clause 2 and Box 4).	292	and their employees, agents and sub-contractors indemnified	358
9.1 The Owners shall indicate to the Managers their acceptance	293	and to hold them harmless against all actions, proceedings,	359
and approval of the annual budget within one month of	294	claims, demands or liabilities whatsoever or howsoever arising	360
presentation and in the absence of any such indication the	295	which may be brought against them or incurred or suffered by	361
Managers shall be entitled to assume that the Owners have	296	them arising out of or in connection with the performance of the	362
accepted the proposed budget.	297	Agreement, and against and in respect of all costs, losses,	363
9.2 Following the agreement of the budget, the Managers shall	298	damages and expenses (including legal costs and expenses on	364
prepare and present to the Owners their estimate of the working	299	a full indemnity basis) which the Managers may suffer or incur	365
capital requirement of the Vessel and the Managers shall each	300	(either directly or indirectly) in the course of the performance of	366
month up-date this estimate. Based thereon, the Managers shall	301	this Agreement.	367
each month request the Owners in writing for the funds required	302	11.4 "Himalaya" - It is hereby expressly agreed that no	368
to run the Vessel for the ensuing month, including the payment	303	employee or agent of the Managers (including every sub-	369
of any occasional or extraordinary item of expenditure, such as	304	contractor from time to time employed by the Managers) shall in	370
emergency repair costs, additional insurance premiums, bunkers	305	any circumstances whatsoever be under any liability whatsoever	371
or provisions. Such funds shall be received by the Managers	306	to the Owners for any loss, damage or delay of whatsoever kind	372
within ten running days after the receipt by the Owners of the	307	arising or resulting directly or indirectly from any act, neglect or	373
Managers' written request and shall be held to the credit of the	308	default on his part while acting in the course of or in connection	374
Owners in a separate bank account.	309	with his employment and, without prejudice to the generality of	375
9.3 The Managers shall produce a comparison between	310	the foregoing provisions in this Clause 11. every exemption,	376
budgeted and actual income and expenditure of the Vessel in	311	limitation, condition and liberty herein contained and every right,	377
such form as required by the Owners monthly or at such other	312	exemption from liability, defence and immunity of whatsoever	378
intervals as mutually agreed.	313	nature applicable to the Managers or to which the Managers are	379
9.4 Notwithstanding anything contained herein to the contrary,	314	entitled hereunder shall also be available and shall extend to	380
the Managers shall in no circumstances be required to use or	315	protect every such employee or agent of the Managers acting	381
commit their own funds to finance the provision of the	316	as aforesaid and for the purpose of all the foregoing provisions	382
Management Services.	317	of this Clause 11 the Managers are or shall be deemed to be	383
10. Managers' Right to Sub-Contract	318	acting as agent or trustee on behalf of and for the benefit of all	384
The Managers shall not have the right to sub-contract any of	319	persons who are or might be their servants or agents from time	385
their obligations hereunder, including those mentioned in sub	320	to time (including sub-contractors as aforesaid) and all such	386
~~clause 3.1 without the prior written consent of the Owners which~~	321	persons shall to this extent be or be deemed to be parties to this	387
~~shall not be unreasonably withheld~~. In the event of such a sub-	322	Agreement.	388
contract the Managers shall remain fully liable for the due	323
performance of their obligations under this Agreement.	324	12. Documentation	389
		Where the Managers are providing Technical Management in	390
		accordance with sub-clause 3.2 and/or Crew Management in	391
		accordance with sub-clause 3.1. they shall make available,	392

PART II

"SHIPMAN 98" Standard Ship Management Agreement

upon Owners' request, all documentation and records related	393	(a) proceed with the employment of or continue to employ	457
to the Safety Management System (SMS) and/or the Crew	394	the Vessel in the carriage of contraband, blockade	458
which the Managers need in order to demonstrate compliance	395	(b) running, or in an unlawful trade, or on a voyage which	459
with the ISM Code and STCW 95 or to defend a claim against	396	in the reasonable opinion of the Managers is unduly	460
a third party.	397	hazardous or improper,	461
13. General Administration	398	the Managers may give notice of the default to the Owners,	462
13.1 The Managers shall handle and settle all claims arising	399	requiring them to remedy it as soon as practically possible.	463
out of the Management Services hereunder and keep the Owners	400	In the event that the Owners fail to remedy it within a	464
informed regarding any incident of which the Managers become	401	reasonable time to the satisfaction of the Managers, the	465
aware which gives or may give rise to claims or disputes involving	402	Managers shall be entitled to terminate the Agreement	466
third parties.	403	with immediate effect by notice in writing.	467
13.2 The Managers shall, as instructed by the Owners, bring	404	18.2 Managers' Default	468
or defend actions, suits or proceedings in connection with matters	405	If the Managers fail to meet their obligations under Clauses 3	469
entrusted to the Managers according to this Agreement.	406	and 4 of this Agreement for any reason within the control of the	470
13.3 The Managers shall also have power to obtain legal or	407	Managers, the Owners may give notice to the Managers of the	471
technical or other outside expert advice in relation to the handling	408	default, requiring them to remedy it as soon as practically	472
and settlement of claims and disputes or all other matters	409	possible. In the event that the Managers fail to remedy it within a	473
affecting the interests of the Owners in respect of the Vessel.	410	reasonable time to the satisfaction of the Owners, the Owners	474
13.4 The Owners shall arrange for the provision of any	411	shall be entitled to terminate the Agreement with immediate effect	475
necessary guarantee bond or other security.	412	by notice in writing.	476
13.5 Any costs reasonably incurred by the Managers in	413	18.3 Extraordinary Termination	477
carrying out their obligations according to Clause 13 shall be	414	This Agreement shall be deemed to be terminated in the case of	478
reimbursed by the Owners.	415	the sale of the Vessel or if the Vessel becomes a total loss or is	479
14. Auditing	416	declared as a constructive or compromised or arranged total	480
The Managers shall at all times maintain and keep true and	417	loss or is requisitioned.	481
correct accounts and shall make the same available for inspection	418	18.4 For the purpose of sub-clause 18.3 hereof	482
and auditing by the Owners at such times as may be mutually	419	(i) the date upon which the Vessel is to be treated as having	483
agreed. On the termination, for whatever reasons, of this	420	been sold or otherwise disposed of shall be the date on	484
Agreement, the Managers shall release to the Owners, if so	421	which the Owners cease to be registered as Owners of	485
requested, the originals where possible, or otherwise certified	422	the Vessel;	486
copies, of all such accounts and all documents specifically relating	423	(ii) the Vessel shall not be deemed to be lost unless either	487
to the Vessel and her operation.	424	she has become an actual total loss or agreement has	488
15. lnspection of Vessel	425	been reached with her underwriters in respect of her	489
The Owners shall have the right at any time after giving	426	constructive, compromised or arranged total loss or if such	490
reasonable notice to the Managers to inspect the Vessel for any	427	agreement with her underwriters is not reached it is	491
reason they consider necessary.	428	adjudged by a competent tribunal that a constructive loss	492
16. Compliance with Laws and Regulations	429	of the Vessel has occurred.	493
The Managers will not do or permit to be done anything which	430	18.5 This Agreement shall terminate forthwith in the event of	494
might cause any breach or infringement of the laws and	431	an order being made or resolution passed for the winding up,	495
regulations of the Vessel's flag, or of the places where she trades.	432	dissolution, liquidation or bankruptcy of either party (otherwise	496
17. Duration of the Agreement	433	than for the purpose of reconstruction or amalgamation) or if a	497
This Agreement shall come into effect on the day and year stated	434	receiver is appointed, or if it suspends payment, ceases to carry	498
in Box 4 and shall continue until the date stated in Box 17.	435	on business or makes any special arrangement or composition	499
Thereafter it shall continue until terminated by either party giving	436	with its creditors.	500
to the other notice in writing, in which event the Agreement shall	437	18.6 The termination of this Agreement shall be without	501
terminate upon the expiration of a period of ~~two~~ eighteen months from the	438	prejudice to all rights accrued due between the parties prior to	502
date upon which such notice was given. In case Owners wish to terminate	439	the date of termination.	503
the Agreement earlier than the date stated in Box 17 Owners will pay the	440	18.7 A change of control of either party shall not terminate this	504
Managers all fees as per ANNEX “E” for the remaining period until the date stated in Box 17.	441	Agreement.	505
	442
		19. Law and Arbitration	506
18. Termination	443	19.1 This Agreement shall be governed by and construed in	507
18.1 Owners'default	444	accordance with English law and any dispute arising out of or	508
(i) The Managers shall be entitled to terminate the Agreement	445	in connection with this Agreement shall be referred to arbitration	509
with immediate effect by notice in writing if any moneys	446	in London in accordance with the Arbitration Act 1996 or	510
payable by the Owners under this Agreement and/or the	447	any statutory modification or re-enactment thereof save to	511
Owners of any associated vessel, details of which are listed	448	the extent necessary to give effect to the provisions of this	512
in Annex "D". shall not have been received in the Managers'	449	Clause.	513
nominated account within ten running days of receipt by	450	The arbitration shall be conducted in accordance with the	514
the Owners of the Managers written request or if the Vessel	451	London Maritime Arbitrators Association (LMAA) Terms	515
is repossessed by the Mortgagees.	452	current at the time when the arbitration proceedings are	516
(ii) If the Owners:	453	commenced.	517
(a) fail to meet their obligations under sub-clauses 5.2	454	The reference shall be to three arbitrators. A party wishing	518
and 5.3 of this Agreement for any reason within their	455	to refer a dispute to arbitration shall appoint its arbitrator	519
control, or	456	and send notice of such appointment in writing to the other	520
		party requiring the other party to appoint its own arbitrator	521
		within 14 calendar days of that notice and stating that it will	522
		appoint its arbitrator as sole arbitrator unless the other party	523
		appoints its own arbitrator and gives notice that it has done	524
		so within the 14 days specified. If the other party does not	525
		appoint its own arbitrator and give notice that it has done so	526
		within the 14 days specified, the party referring a dispute to	527
		arbitration may, without the requirement of any further prior	528

PART II

"SHIPMAN 98" Standard Ship Management Agreement

notice to the other party, appoint its arbitrator as sole	529	~~exceeds the sum of USD50,000 (or such other sum as the~~	554
arbitrator and shall advise the other party accordingly. The	530	~~parties may agree) the arbitration shall be conducted in~~	555
award of a sole arbitrator shall be binding on both parties	531	~~accordance with the Shortened Arbitration Procedure of the~~	556
as if he had been appointed by agreement.	532	~~Society of Maritime Arbitrators, Inc. current at the time when~~	557
Nothing herein shall prevent the parties agreeing in writing	533	~~the arbitration proceedings are commenced.~~	558
to vary these provisions to provide for the appointment of a	534	19.3 ~~This Agreement shall be governed by and construed~~	559
sole arbitrator.	535	~~in accordance with the laws of the place mutually agreed by~~	560
In cases where neither the claim nor any counterclaim	536	~~the parties and any dispute arising out of or in connection~~	561
exceeds the sum of USD50.000 (or such other sum as the	537	~~with this Agreement shall be referred to arbitration at a~~	562
parties may agree) the arbitration shall be conducted in	538	~~mutually agreed place, subject to the procedures applicable~~	563
accordance with the LMAA Small Claims Procedure current	539	~~there.~~	564
at the time when the arbitration proceedings are commenced.	540	19.4 If Box 18 in Part I is not appropriately filled in, sub-	565
~~19.2 This Agreement shall be governed by and construed~~	541	clause 19.1 of this Clause shall apply.	566
~~in accordance with Title 9 of the United States Code and~~	542	Note: 19.1. 19.2 and 19.3 are alternatives; indicate	567
~~the Maritime Law of the United States and any dispute~~	543	alternative agreed in Box 18.	568
~~arising out of or in connection with this Agreement shall be~~	544	20. Notices	569
~~referred to three persons at New York, one to be appointed~~	545	20.1 Any notice to be given by either party to the other	570
~~by each of the parties hereto, and the third by the two so~~	546	party shall be in writing and may be sent by fax, telex,	571
~~chosen; their decision or that of any two of them shall be~~	547	registered or recorded mail or by personal service.	572
~~final, and for the purposes of enforcing any award,~~	548	20.2 The address of the Parties for service of such	573
~~judgement may be entered on an award by any court of~~	549	communication shall be as stated in Boxes 19 and 20,	574
~~competent jurisdiction. The proceedings shall be conducted~~	550	respectively.	575
~~in accordance with the rules of the Society of Maritime~~	551
~~Arbitrators, Inc.~~	552
~~In cases where neither the claim nor any counterclaim~~	553